UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report: February 1, 2006 (Date of earliest event reported)
Central Coast Bancorp (Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	0-25418 (Commission File Number)	77-0367061 (IRS Employer Identification Number)

301 Main Street (Address of principal executive offices)		93901 (Zip Code)
(831) 422-6642 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     The Registrant issued a press release dated February 1, 2006 announcing the completion of the acquisition of Central Coast Bancorp (NASDAQ: CCBN), the holding company for Community Bank of Central California, by Rabobank.

     As a result of the consummation of the merger, the Registrant has ceased trading in its Common Stock on the NASDAQ National Market and will file a Form 15 to deregister its Common Stock in the next few days. Letters of Transmittal for the exchange of outstanding certificates representing shares of the Registrant's Common Stock for cash in the amount of $25.00 each are anticipated to be mailed in about a week.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release dated Febuary 1, 2006

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Coast Bancorp

Date: February 2, 2006	By:	/s/ Jayme C. Fields

Jayme C. Fields, Senior Vice President and Chief Financial Officer

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Exhibit Index
Exhibit No.	Description
99.1	Press Release dated February 1, 2006